                                                                    EXHIBIT 15.1


                 AWARENESS LETTER OF PRICEWATERHOUSECOOPERS LLP



November 6, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Central Newspapers, Inc. has included our reports dated April 27, 1998, August 3, 1998 and October 19, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about November 6, 1998. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Phoenix, Arizona